UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)  December 12, 2006

SPACEHAB, Incorporated

(Exact name of registrant as specified in its charter)

Washington	0-27206	91-1273737
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification Number)

12130 State Highway 3, Building 1

Webster, Texas  77598

(Address of principal executive offices, including zip code)

(Registrant’s telephone number, including area code)  (713) 558-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02.  Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On December 12, 2006, Michael Kearney, Director, President and Chief Executive Officer of SPACEHAB, Incorporated (the “Company”), announced to the Board of Directors his intent to retire from the Company as Director, President and Chief Executive Officer, effective December 31, 2006.  The Company has entered into a separation agreement with Michael Kearney, a copy of which is attached as Exhibit 10.1 and is incorporated herein by this reference, which provides for the termination of Mr. Kearney’s employment agreement, the payment to Mr. Kearney of six months salary and a mutual release of claims.

The Board of Directors has elected Thomas B. Pickens, III as President and Chief Executive Officer effective January 1, 2007. Mr. Pickens, a member of the Company’s Board of Directors since 2003 is also currently the Managing Partner and Founder of Tactic Advisors, Inc., a company specializing in corporate turnarounds on behalf of creditors and investors. He is also President of T.B. Pickens & Co. which has acted as both advisor and principal of corporate acquisitions. Throughout his professional career, Mr. Pickens has founded and served as Chairman and CEO for many companies during the startup, growth, and turnaround phases of a company’s lifecycle, with an emphasis in value creation. From 1983 to date, Mr. Pickens has been the Founder and President of Beta Computer Systems; Managing Partner, Grace Pickens Acquisition Partners, L.P.; Managing Partner, Sumter Partners L.P.; Chairman and CEO of Catalyst Energy Corporation (NYSE); Chairman, United Thermal Corporation (NYSE); President, Golden Bear Corporation; President, Slate Creek Corporation; President, Eury Dam Corporation; Chairman, Century Power Corporation; President, Vidalia Hydroelectric Corporation; Managing Partner, Pickens Capital Income Fund, L.P.; Chairman, The Code Corporation; and President, U.S. Utilities, Inc. Mr. Pickens has also served in the capacity representing the Office of the Chairman, Mirant Equity Committee (NYSE) and Director, Optifab, Inc. (NASDAQ). He is currently Director, Trenwick America Corporation and Director, Advocate MD. Mr. Pickens and the Company have not negotiated an employment agreement or a compensation package at this time.

Section 8 — Other Events

Item 8.01.  Other Events

On December 14, 2006, the Company issued a press release reporting the results of its 2006 Annual Meeting of Shareholders.  A copy of the press release is attached as Exhibit 99.1 and is incorporated herein by this reference.

Section 9 — Financial Statements and Exhibits

Item 9.01.  Financial Statements and Exhibits

(c)  Exhibits.  The following exhibits are filed herewith:

Exhibit Number	Title of Document

10.1	Separation agreement between Michael Kearney and SPACEHAB,
Incorporated.

99.1	Press Release dated as of December 14, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPACEHAB, Incorporated

December 15, 2006	By:	/s/ Brian K. Harrington
Brian K. Harrington
Sr. Vice President and Chief Financial Officer